UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of pSivida Corp. (the “Company”) was held on December 9, 2010. The stockholders elected each of the Company’s nominees for director, approved the stock option grants to Dr. Ashton, approved the stock option grants to each of the Company’s non-executive directors and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The proposals below are described in detail in the Company’s definitive proxy statement filed with the SEC on October 25, 2010.

The results are as follows:

Proposal 1. Election of Directors:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
David J. Mazzo	6,767,348	169,071	4,087,430
Paul Ashton	6,781,905	154,514	4,087,430
Paul A. Hopper	6,028,337	908,082	4,087,430
Michael Rogers	6,682,524	253,895	4,087,430
Peter G. Savas	4,925,087	2,011,332	4,087,430

Proposal 2. Approval of Stock Option Grants to CEO Paul Ashton:

FOR	6,103,567

AGAINST	748,040

ABSTAIN	84,812

BROKER NON-VOTES	4,087,430

Proposal 3. Approval of Stock Option Grants to non-executive directors:

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Paul A. Hopper	4,139,367	2,713,697	83,355	4,087,430
Michael Rogers	5,018,104	1,809,710	108,605	4,087,430
Peter G. Savas	4,393,912	2,474,790	67,717	4,087,430
David J. Mazzo	5,074,017	1,721,134	141,268	4,087,430

Proposal 4. Ratification of appointment of Deloitte & Touche LLP:

FOR	10,444,007

AGAINST	467,537

ABSTAIN	112,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: December 13, 2010	By:	/S/ LORI FREEDMAN
Lori Freedman, Vice President, Corporate Affairs, General Counsel and Secretary